Exhibit 23.2
                                                                    ------------

            Consent of Independent Registered Public Accounting Firm


          We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Stock Option Plan, as amended, of eLEC Communications Corp. of our report dated February 2, 2004, with respect to the financial statements of eLEC Communications Corp. included in the Annual Report on Form 10-KSB for the year ended November 30, 2003.



                                               /s/ Nussbaum Yates & Wolpow, P.C.





Melville, New York
November 24, 2004